   As filed with the Securities and Exchange Commission on December 19, 1997

                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------
                                MGM GRAND, INC.
              (Exact name of registrant specified in its charter)

         DELAWARE                                      88-0215232
         --------                                      ----------
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                        3799 Las Vegas Boulevard South
                           Las Vegas, Nevada  89109
                   (Address of Principal Executive Offices)
                         ----------------------------
                                MGM GRAND, INC.
                      1997 NONQUALIFIED STOCK OPTION PLAN
                                MGM GRAND, INC.
                       1997 INCENTIVE STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)
                         ----------------------------

                                SCOTT LANGSNER
                            SECRETARY AND TREASURER
                                MGM GRAND, INC.
                        3799 LAS VEGAS BOULEVARD SOUTH
                           LAS VEGAS, NEVADA  89109
                                (702) 891-3333
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                    --------------------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
 Title of securities       Amount to be     Proposed                 Proposed              Amount of
 to be registered          registered       maximum offering         maximum               registration fee
                                            price per share/(1)/     aggregate offering
                                                                     price/(1)/
-----------------------------------------------------------------------------------------------------------
Common Stock,            1,500,000 shares   $35.625                 $53,437,500           $15,764.07
 par value $.01
===========================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange on December 16, 1997.

    The Exhibit Index is located on page 8 of this Registration Statement.
              This Registration Statement consists of 22 pages.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of MGM Grand, Inc. (the "Registrant") heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into the Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

          (c) The description of Registrant's Common Stock which is contained in the Registrant's registration statement filed under Section 12 of the Exchange Act.

          All reports and other documents subsequently filed by Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Terry N. Christensen, a director of the Registrant and a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which is rendering an opinion in connection herewith as to the validity of the Registrant's Common Stock, together with all other attorneys in such firm participating in the preparation of this Registration Statement, own 2,100 shares of the Registrant's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters at issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 also permits a Delaware corporation to indemnify its officers and directors in an action by or in the right of the corporation under the same conditions against expenses incurred by such persons in connection with the defends or settlement of such action, except no such indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful and the merits are otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

          Article II, Section 12 of the Bylaws of MGM Grand, Inc. provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

          In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM Grand, Inc. limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM Grand, Inc. or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM Grand, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

          The Registrant carries directors and officers liability insurance policies with a limit of $20,000,000. Such policies expire on October 31, 1998.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.   EXHIBITS.

          Each of the following exhibits is filed herewith:

4.1       MGM Grand, Inc. 1997 Nonqualified Stock Option Plan.

4.2       MGM Grand, Inc. 1997 Incentive Stock Option Plan.

5         Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
          LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2      Consent of Arthur Andersen LLP.


Item 9.   UNDERTAKINGS.

(1)       The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication for such issue.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on December 18, 1997.

                                MGM GRAND, INC.
                                  Registrant


                           By: /s/J. TERRENCE LANNI
                               -------------------------
                               J. Terrence Lanni
                      Chairman of the Board of Directors
                          and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                    TITLE                                       DATE
       ---------                    -----                                       ----

/S/ J. TERRENCE LANNI          Chairman of the Board                       December 18, 1997
-------------------------        of Directors and Chief
     J. Terrence Lanni           Executive Officer
                                 (Principal Executive Officer)

/S/ ALEX YEMENIDJIAN           President, Chief Operating                  December 18, 1997
-------------------------        Officer and Chief Financial Officer
     Alex Yemenidjian            and Director (Principal Financial and
                                 Accounting Officer)

/S/ FRED BENNINGER             Vice Chairman of the Board                  December 18, 1997
-------------------------        of Directors
     Fred Benninger

/S/ JAMES D. ALJIAN            Director                                    December 18, 1997
-------------------------
     James D. Aljian

/S/ TERRY N. CHRISTENSEN       Director                                    December 18, 1997
-------------------------
     Terry N. Christensen


_________________________      Director                                    December __, 1997
   Glenn A. Cramer


_________________________      Director                                    December __, 1997
   Willie D. Davis


_________________________      Director                                    December __, 1997
   Alexander M. Haig, Jr.


_________________________      Director                                    December __, 1997
   Kirk Kerkorian


_________________________      Director                                    December __, 1997
   Frank G. Mancuso


/S/ WALTER M. SHARP            Director                                    December 18, 1997
-------------------------
   Walter M. Sharp


/S/ JEROME B. YORK             Director                                    December 18, 1997
-------------------------
   Jerome B. York

                                 EXHIBIT INDEX
                                 -------------

                                                                  PAGE NUMBER IN
EXHIBIT                                                            SEQUENTIALLY
NUMBER    EXHIBIT DESCRIPTION                                     NUMBERED COPY
------    -------------------                                     --------------

4.1       MGM Grand, Inc. 1997 Nonqualified Stock Option
           Plan.

4.2       MGM Grand, Inc. 1997 Incentive Stock Option Plan.

5         Opinion of Christensen, Miller, Fink, Jacobs,
           Glaser, Weil & Shapiro, LLP.

23.1      Consent of Christensen, Miller, Fink, Jacobs,
           Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2      Consent of Arthur Andersen LLP.
